Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Natural Alternatives International, Inc. (the “Company”) of our report dated September 23, 2025, relating to the consolidated financial statements as of June 30, 2025 and 2024, and for each of the years then ended, which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

/s/ Haskell & White LLP HASKELL & WHITE LLP

Irvine, California

May 18, 2026